Exhibit 10.1

Plan No. 1103000878OME

General Instructions:

I hereby appoint Wells Fargo Advisors, LLC (“Wells Fargo”)i as my agent for the purposes of implementing a Programmed Plan of Transactions that complies with the requirements of Rule 10b5-l(c)(l) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as outlined below (the “Plan”) and for the purpose of executing this Plan. I further understand and acknowledge that some functions required by this Plan may be performed and completed by First Clearing, LLC, (“First Clearing”) a wholly owned subsidiary of Wells Fargo, and hereby consent to First Clearing’s performance of such functions in furtherance of the execution of this Plan, as deemed appropriate by Wells Fargo. I understand that the Plan below is subject to review prior to acceptance by Wells Fargo and that, upon acceptance, Wells Fargo shall use its reasonable best efforts to effectuate the Plan. This Plan is valid only for the specific security, account number and maximum total shares indicated:

Client Information (“Client”)	Company Information (“Issuer”)

Name: Dr. Gary L. Allee	Issuer Name: Omega Protein Inc.

Title: Director	Stock Symbol: OME

Relationship of Client to Issuer:	Name of Security: Common

☐ Executive Officer	Contact Person: Jude Brinkman
Email: Jbrinkman@OmegaProtein.com

☒ Director

☐ 10% (or Greater) Shareholder

☐ Other (Specify):

I	☒ am	☐ am not	subject to trading restrictions, including corporate blackout periods and trading windows.

I	☒ am	☐ am not	an affiliate or control person as that term is defined by SEC Rule 144.

I	☒ am	☐ am not	subject to the requirements of Section 16 of the Exchange Act;

Plan Term & Termination:	Effective Date: March 24, 2011

First Possible Trade Date: March 25, 2011 or as soon as practicable

Termination Date: December 30, 2011

Security Information:

Maximum Number of Shares Affected by this Plan: 46,708

Source of Securities Affected by this Plan:	☒ Long Shares

☒ Employer granted stock options

☐ Restricted Stock/Restricted Stock Units

☐ Other Employer Benefit Plan (Describe):

(Note: other securities or derivatives may be substituted for the above, provided that the number of shares sold/purchased and prices remain constant).

One North Jefferson — St. Louis, MO 63103 — www.wellsfargoadvisors.com — (314) 955-6004	Page 1

Plan No: 1103000878OME

Trade Instructions for Long Shares:

I instruct Wells Fargo to enter orders to sell the following shares, not to exceed the maximum amount indicated on page 1 of these Instructions, in accordance with the schedule provided below. Unless otherwise indicated herein, the Orders shall be filled sequentially in the order presented.

All orders shall be placed prior to market open on the first day of each applicable Trade Start Date(s), or as soon as is practicable thereafter, and shall be cancelled as of market close on the Trade End Date of each applicable trading period.

I understand that it may not be possible to effectuate a complete sale of all shares included within each Order Number shown below. Unless otherwise indicated above, partial fills of Orders shall be allowed with any remaining balance to be sold on the next trading day thereafter through and including the Trade End Date.

If any shares remain unsold as of market close on the Termination Date indicated above, (or the last market day immediately prior thereto), then all open orders shall be cancelled at such time.

Order Number	Trade Start Date*	Trade End Date	Limit Price	Number of Shares to be Sold	Source of Shares (if known)
1	3-25-2011	12-30-2011	$14.50 or better	Up to 1,846 shares.	Certificate OM 0146 acquired January 2, 2002

2	3-25-2011	12-30-2011	$14.50 or better	Up to 1,336 shares.	Certificate OM 0158 acquired July 1, 2002

3	3-25-2011	12-30-2011	$14.50 or better	Up to 2,415 shares.	Certificate OM 0171 acquired October 1, 2002

4	3-25-2011	12-30-2011	$14.50 or better	Up to 2,667 shares.	Certificate OM 0189 acquired July 1, 2003

5	3-25-2011	12-30-2011	$15.50 or better	Up to 2,072 shares.	Certificate OM 0178 acquired January 2, 2003

6	3-25-2011	12-30-2011	$15.50 or better	Up to 2,167 shares.	Certificate OM 0184 acquired April 1, 2003

7	3-25-2011	12-30-2011	$15.50 or better	Up to 1,461 shares.	Certificate OM 0191 acquired October 1, 2003

8	3-25-2011	12-30-2011	$15.50 or better	Up to 1,600 shares.	Certificate OM 0195 acquired January 2, 2004

9	3-25-2011	12-30-2011	$15.50 or better	Up to 1,144 shares.	Certificate OM 0196 acquired April 1, 2004

*	Trade start date shall be 3-25-2011 or upon delivery of shares to Wells Fargo, whichever is later.

One North Jefferson — St. Louis, MO 63103 — www.wellsfargoadvisors.com — (314) 955-6004	Page 2

Plan No: 1103000878OME

Trade Instructions for Stock Options:

A portion of the shares to be sold pursuant to this Plan are to be delivered to Wells Fargo by the exercise of the following options:

Grant Date	Quantity Granted	Quantity covered by Plan	Exercise Price	Type of Option

05/07/2008	10,000	10,000	$13.41	NSO
06/12/2009	10,000	10,000	$4.77	NSO
06/15/2010	10,000	10,000	$4.27	NSO

I instruct Wells Fargo to exercise the following quantities of options, and sell the resulting shares, up to the maximum amount indicated on page 1 of these Instructions, in accordance with the schedule provided below. All orders shall be placed prior to market open on the first day of each applicable Trade Start Date(s), or as soon as is practicable thereafter, and shall be cancelled as of market close on the Trade End Date of each applicable trading period.

I understand that it may not be possible to effectuate a complete sale of all shares included within each Order Number shown below. Unless otherwise indicated above, partial fills of Orders shall be allowed with any remaining balance to be sold on the next trading day thereafter through and including the Trade End Date.

If any shares remain unsold as of market close on the Termination Date indicated above, (or the last market day immediately prior thereto), then all open orders shall be cancelled at such time.

Order Number	Trade Start Date	Trade End Date	Limit Price	Number of Shares to be sold	Source of Shares to be sold (if known)
1	3-25-2011	12-30-2011	$14.50 or better	Up to 10,000 shares	06-1 5-2010 grant

2	3-25-2011	12-30-2011	$15.50 or better	Up to 10,000 shares	06-12-2009 grant

3	3-25-2011	12-30-2011	$16.50 or better	Up to 10,000 shares	05-07-2008 grant

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Plan No: 1103000878OME

DISCLOSURES, REPRESENTATIONS AND FURTHER INSTRUCTIONS FOR PROGRAMMED PLAN OF TRANSACTIONS

General Representations. I understand that this Plan is intended to conform with certain provisions of SEC Rule 10b5-l of the Securities and Exchange Commission (hereafter referred to as “the Rules”), and that the Rules permit a person who comes into possession of material, non-public information with respect to a security to be able to effect a trade in the security, provided instructions to effect the trade were given prior to the person learning the information. I hereby represent to Wells Fargo that, as of the date of my signature below:

•	I am not in possession of material, non-public information about the securities which are the subject of this Plan;

•	This Plan is being entered into in good faith and is not part of a plan or scheme to evade the laws governing insider trading;

•

I am under no legal, regulatory or contractual restriction or undertaking that would prevent Wells Fargo from acting upon the Instructions, including but not limited to any private placement transfer restrictions, pledge or other encumbrance, rights of first refusal, or any other matters that may prohibit or prevent the free transfer of the securities covered by this Plan;

•

If I am a director or executive officer of the issuer, then I am not subject to any current pension fund blackout period applicable to such issuer, and am not aware of the actual or approximate beginning or ending dates of any such blackout period.

•	I understand that it is my responsibility to comply with all applicable securities laws and policies of the issuer of the securities with respect to the transactions contemplated by this Plan.

•

I understand that the laws governing insider trading are fact-specific and that Wells Fargo does not and cannot guarantee that any transaction that is executed pursuant to the Instructions will be deemed covered by the protections of the Rules.

Effective Date. This Plan will become effective as of the Effective Date referenced above. I acknowledge and understand that the transactions contemplated by this Plan will occur on or after the date or dates that are provided in the trade instructions (“Trade Date(s)”). In no event shall any such Trade Date occur prior to the Effective Date of this Plan.

Termination of Plan. I direct that this Plan will terminate at market close on the Termination Date referenced above or upon the completed purchase or sale of the maximum shares subject to this Plan. In addition, this Plan shall automatically terminate, regardless of whether the maximum shares have been purchased or sold, if:

•	Wells Fargo receives notice of my death;

•	Wells Fargo receives written notice from me terminating this Plan (which may be given for any reason);

•	I receive written notice from Wells Fargo terminating this Plan (which may be given for any reason);

•	If I fail to pay for any trade entered pursuant to the Plan or fail to comply in any material respect with any applicable law and/or my obligations under this Plan;

•	Upon my demonstrating to Wells Fargo that any of the following contingencies have occurred:

•	A public announcement has been made of a tender offer involving the issuer’s securities;

One North Jefferson — St. Louis, MO 63103 — www.wellsfargoadvisors.com — (314) 955-6004	Page 4

Plan No: 1103000878OME

•

A definitive agreement has been announced relating to a merger, reorganization, consolidation or similar transaction in which the securities covered by this agreement would be subject to a lock-up provision;

•

A sale has been made of all or substantially all of the assets of the issuer on a consolidated basis to an unrelated person or entity, or if a transaction affecting the issuer occurs in which the owners of the issuer’s outstanding voting power prior to the transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction;

•	A dissolution or liquidation of the issuer takes place; or

•

It comes to my attention that the Plan or its attendant transactions may violate existing, new or revised federal or state laws or regulations, or may cause a breach of a contract or agreement to which the issuer is a party or by which the issuer is bound.

In no event shall Wells Fargo be deemed to have not followed the Plan if I do not provide notice of the above contingencies prior to the placement of a scheduled order under the Plan.

Effect of Deviation From Instructions. I understand that the protections of the Rules may not apply if I alter the Plan or deviate from the instructions in any way. I further understand that I may be considered to have altered or deviated from the Plan if I change the amount, price or timing of any purchase or sale; if I enter supplemental, ad hoc orders with respect to the security that is the subject of the Plan; if I attempt to directly or indirectly influence the timing of the placement or execution of orders other than through these written instructions; or if I enter or alter a corresponding or hedging transaction with respect to such security. I understand that any such activities would be undertaken at my own risk without liability or consequence to Wells Fargo.

State Insider Trading Laws. I understand that some states may have their own laws that relate to insider trading. I understand that Wells Fargo makes no representation to me with respect to whether this Plan conforms to the laws of any particular state, and that I will seek the advice of my own counsel with respect to matters of state law.

Effect of “Short-Swing Profit” Rules. I understand that federal securities laws may require me to disgorge all profits earned in connection with any purchase and sale of stock that occurs within six months of each other if I own 10% or more of any class of the issuer’s equity securities, or if I am an officer or director of the issuer (i.e., “short-swing profits”). I further understand that it is my own responsibility to ensure compliance with such short-swing profit rules, and that I will seek my own counsel with respect to ensuring compliance with such rules.

Sales of Restricted Stock or Control Stock Pursuant to SEC Rule 144. I understand that the Plan is applicable only as to securities that are freely-tradable and that are not subject to any restrictions against purchase or sale. If I am considered an “Affiliate” within the meaning of Rule 144, then I understand that the provisions of that rule may limit the number of shares I can sell at any given time. In the event there is a conflict between the quantity of securities that I have directed to be purchased or sold and any lesser amount of shares that are permitted to be sold pursuant to Rule 144 or other securities laws or rules, I hereby direct that the maximum limits established by such other laws or rules shall govern. Further, because volume limitations are applicable under Rule 144 regardless where I may sell securities, I represent that I will place no orders with other securities firms to sell securities of the same class as those contemplated by this Plan without immediately notifying Wells Fargo in sufficient time to prevent any improper sales.

I agree to timely provide completed and signed Rule 144 paperwork to First Clearing, LLC (“FCC”). I acknowledge that FCC requires this paperwork to facilitate Rule 144 trades for my account. Consistent with Rule 144 filing requirements, FCC hereby agrees to submit my completed Rule 144 paperwork to the Securities and Exchange Commission (the “SEC”). In the event that I am unable to provide completed Rule 144 paperwork, I hereby authorize and agree that FCC will act as my agent to complete my paperwork. In order for FCC to complete this paperwork, I authorize FCC to maintain my pre-signed Forms 144 in safekeeping and to complete these forms as necessary before submitting them to the SEC. I further agree to release, hold harmless and discharge FCC and their affiliates, agents, officers, successors and insurers from any and all claims, demands, losses, liabilities, damages and other expenses which may be sustained at any time relating to its facilitating transactions and completing necessary paperwork on my behalf under Rule 144.

One North Jefferson — St. Louis, MO 63103 — www.wellsfargoadvisors.com — (314) 955-6004	Page 5

Plan No: 1103000878OME

Reporting Requirements for Certain Shareholders. I understand that there are securities laws and rules that require certain shareholders to timely file reports with the Securities and Exchange Commission as to the shareholder’s purchases and sales of the issuer’s securities. I understand that it is my responsibility to ensure compliance with such rules, and that I will seek my own counsel with respect to whether and when such reports might need to be filed.

Non-Market Days and Trading Restrictions. If I have given instructions that require an order to be entered on a particular date, and the date that I have selected for a transaction falls on a day when the applicable primary market for the security is closed, or that is prohibited due to other circumstances, such as a corporate blackout period, then I direct that the transaction occur on the next regular business day on which such market is open following the original date indicated or following the lifting of such trading restriction.

Market Disruptions, Internal Restrictions and Other Unusual Situations. I understand that Wells Fargo may not be able to effectuate a sale due to a market disruption or a legal, regulatory or contractual restriction to which it may be subject. If any transaction cannot be executed due to a market disruption, a legal, regulatory, or contractual restriction applicable to Wells Fargo, or any other event, Wells Fargo agrees to so advise Client and effectuate such sale as promptly as practical after the cessation or termination of such market disruption, applicable restriction or other event. In addition, it is understood that, from time to time, Wells Fargo places internal restrictions on the ability of customers to enter orders in connection with specific securities. In the event such restrictions may apply to the securities covered by this Plan, and that such restrictions would prevent orders from being placed in connection with these instructions, then this Plan will automatically terminate with no liability to Wells Fargo.

Adjustments to Share and Dollar Amounts. All share numbers and per share dollar amounts set forth in this Plan shall be adjusted proportionately, or in such manner as to preserve the original intent of the Plan, to account for any stock splits, stock dividends and/or similar events occurring with respect to the shares after the Effective Date of the Plan.

Coordination With Issuer. I understand that some issuers restrict or limit employees or certain other persons from trading in the issuer’s securities (e.g., an employee or director may only be permitted to trade during certain “window periods” or may be prohibited from trading during certain “blackout periods”). In addition, I understand that, if I am deemed to be an affiliate or an affiliated purchaser of an issuer whose securities I might be purchasing, then my transactions could limit or otherwise hinder the issuer’s ability to effectuate a share repurchase program under federal securities laws and rules (specifically, SEC Rule 10b-18). Therefore, I represent to Wells Fargo that, to the extent such provisions may apply to me, I have reviewed this Plan with the issuer and that the issuer has consented to the Plan. I further authorize Wells Fargo to provide a copy of this Plan to the issuer and to discuss the terms of this Plan with issuer, including the confirmation of any trades hereunder or the provision of such information as needed by issuer to complete any regulatory filings required of me or issuer.

Indemnification. I understand that Wells Fargo can make no representation or guarantee that any transaction entered according to the Plan will not subsequently be found to violate federal or state laws or rules against trading by insiders or trading on the basis of material, non-public information or other laws or rules governing securities transactions. Therefore, in consideration of Wells Fargo’ acceptance of these instructions, I hereby agree to indemnify and hold harmless Wells Fargo and its directors, officers and employees from any liability, loss or expense (including any legal fees and expenses reasonably incurred) arising out of any transaction or transactions executed pursuant to the Plan or from any deviation I might make from the Plan.

Effect of Instructions on Other Agreements with Wells Fargo. Nothing in this Plan changes any other terms or agreements that are already applicable to my account or accounts, or that otherwise exist between Wells Fargo and me.

Inconsistency with Applicable Law. If any provision of this Plan is, or subsequently becomes inconsistent with any applicable present or future law, rule or regulation, that provision shall be deemed modified, or, if necessary, rescinded, to the extent necessary to comply with the relevant law, rule or regulation. All other provisions of this Plan will continue and remain in full force and effect.

Choice of Law Regarding Interpretation of Instructions. This Plan shall be construed in accordance with the laws of the State of New York.

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Plan No: 1103000878OME

Enforceability in the Event of Bankruptcy. The parties acknowledge and agree that this Plan is a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (“Bankruptcy Code”) and shall be entitled to all of the protections afforded to such contracts under the Bankruptcy Code.

Counterparts. This Plan may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were placed upon the same instrument.

By signing this form I agree that I have read and understood all of the disclosures and representations outlined in this agreement.

Dr. Gary L. Allee	Wells Fargo Advisors, LLC

X	By
Client Signature	Branch Manager/BDMR

March 24, 2011
Date	Date

Acknowledged on behalf of Issuer:

By:
Title:	Executive President
3/24/11
Date

i	Wells Fargo Advisors is the trade name used by two separate registered broker-dealers. Wells Fargo Advisors, LLC and Wells Fargo Advisors Financial Network, LLC, Members SIPC, non-bank affiliates of Wells Fargo & Company

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Plan No: 1103000878OME